FOR FURTHER INFORMATION CONTACT:
Michael A. Bender
EVP, Chief Financial Officer
(480) 315-6634
InvestorRelations@spiritrealty.com
PRESS RELEASE
Spirit Realty Capital Announces
First Quarter 2014 Operating Results
Scottsdale, AZ, May 8, 2014 (BUSINESS WIRE) – Spirit Realty Capital, Inc. (NYSE: SRC), a real estate investment trust that invests in single-tenant, operationally essential real estate, today announced operating results for the first quarter ended March 31, 2014.
Highlights
For the first quarter ended March 31, 2014, Spirit Realty Capital:

•	Generated revenues of $144.0 million, more than doubling the revenues reported in the first quarter of 2013.

•	Generated Funds from Operations (FFO) of $0.20 per share, Adjusted Funds from Operations (AFFO) of $0.20 per share, and net income of $0.04 per share.

•	Declared cash dividends for the first quarter of $0.16625 per share, which equates to an annualized dividend of $0.6650 per share.

•	Acquired 104 properties for a gross investment of $157.1 million in 12 real estate transactions with an initial cash yield of 7.81% and an average remaining lease term of 12.2 years.

•	Maintained essentially full occupancy at 99%.

CEO Comments
Reflecting on the results for the first quarter, Thomas H. Nolan, Jr., Chairman and Chief Executive Officer of Spirit Realty Capital, stated: "We began 2014 with a cycle-tested, well-diversified portfolio, a strong balance sheet and the financial flexibility to continue to invest in attractive, operationally essential real estate opportunities with high-quality middle-market tenants. Our investment focus remains consistent, and our first quarter results reflect our commitment to deliver predictable and growing results for our stockholders."

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Financial Results
Revenues
First quarter 2014 total revenues more than doubled to $144.0 million, compared to $71.0 million in the first quarter of 2013. The increase reflects the benefits derived from both ordinary course real estate acquisitions, as well as the Cole II merger completed in the third quarter of 2013.
Net Income
Net income for the first quarter of 2014 was $14.2 million, or $0.04 per share based on 369.4 million weighted average shares of common stock outstanding, compared to the net loss for the first quarter of 2013 of $(8.3) million, or $(0.05) per share based on 159.4 million weighted average shares of common stock outstanding.
First quarter 2013 results included $10.2 million in Cole II merger related costs, comprised of $6.6 million in transaction related costs reported in Merger costs and $3.6 million in amortization charges associated with financing commitments obtained for the merger reported in interest expense. Absent these charges, results from operations would have provided $1.8 million in net income attributable to common stockholders for the first quarter of 2013, or $0.01 per share.
The historical shares outstanding have been adjusted by the Cole II Merger Exchange Ratio as detailed in Spirit Realty Capital's proxy statement filed with the Securities and Exchange Commission related to the merger.
FFO, AFFO, FAD and Leverage
Funds from operations (FFO) for the first quarter of 2014 were $74.7 million, or $0.20 per share. FFO for the first quarter of 2013 were $21.9 million, or $0.14 per share.
Adjusted funds from operations (AFFO) for the first quarter of 2014 totaled $74.6 million, or $0.20 per share, compared to $36.6 million, or $0.23 per share, for the first quarter of 2013.
For the three months ended March 31, 2014, dividends declared to common stockholders of $61.6 million, represented an 83% payout ratio against funds available for distribution (FAD).
Leverage at March 31, 2014 was 7.3x, unchanged from December 31, 2013. Leverage was lower at March 31, 2013, as proceeds raised from the Company's initial public offering in late 2012 had not yet been fully invested and temporarily reduced borrowings at the time.
The definitions of FFO, AFFO, FAD and Leverage are included on pages 5-7, and a reconciliation of these measures to net income (loss) is provided on pages 10-11.

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Portfolio Highlights
Real Estate Transactions

Subsidiaries of Spirit Realty Capital acquired 104 properties with a gross investment of $157.1 million in 12 separate transactions during the first quarter of 2014. These investments had an initial cash yield of 7.81% and were with two existing and ten new tenants. On average, the associated leases have a remaining term of 12.2 years. Acquisitions in the first quarter of 2014 nearly tripled the volume in the first quarter a year ago of $56.1 million in 31 properties.
During the first quarter of 2014, Spirit Realty Capital sold three properties generating gross sales proceeds of $6.3 million. One of the properties sold was vacant; the other two properties were closed at an average cash yield of 8.0% and had an average remaining lease term of 6.2 years. Additionally, $2.8 million in lease termination fees associated with one of the properties that was sold was collected and reported in income from discontinued operations. Lease termination fees periodically result from agreements to remove properties from a lease and to reduce rental payments.
Portfolio

As of March 31, 2014, Spirit Realty Capital’s gross investment in real estate and loans receivable totaled $7.4 billion, substantially all of which was invested in 2,287 properties that were 99% occupied. Spirit Realty Capital’s properties are generally leased under long-term, triple net leases, with a weighted average remaining term of approximately 10.2 years. At March 31, 2014, approximately 43% of our annual rent (defined as annualized first quarter rental revenue) is contributed from properties under master leases and approximately 87% of our single-tenant property leases provide for annual rent increases.
Spirit Realty Capital’s real estate portfolio as of March 31, 2014, was diversified geographically across 48 states and among various industry types. Texas, Illinois, Wisconsin, and Georgia accounted for 12.5%, 6.5%, 5.9%, and 5.0% of the annual rent contribution of the real estate portfolio, respectively. During the three months ended March 31, 2014, revenue from Shopko, the Company's largest tenant, represented 14.0% of total revenues, down from 14.8% in the fourth quarter of 2013. During the three months ended March 31, 2014, no other tenant represented more than 5% of total revenues. Spirit Realty Capital’s three largest industry types (based on annualized rental revenue) as of March 31, 2014, were specialty retail (18.5%), general and discount retail (18.2%), and quick service restaurants (9.7%).
Capital Transactions
Spirit Master Funding Notes Exchange Offer
On April 9, 2014, Spirit Realty Capital commenced an exchange offer for up to approximately $912.4 million in anticipated principal balance of certain net-lease mortgage notes issued by indirect wholly-owned subsidiaries under its Spirit Master Funding program.  The offer is to exchange any and all of the existing notes for no more than an equal aggregate principal amount of new net-lease mortgage notes from the same issuers.  The exchange offer is subject to the satisfaction or waiver of certain conditions set forth in the offering documents, including that a required minimum amount of existing notes be tendered for exchange.  As of April 28, 2014,

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this required minimum amount had been tendered for exchange.  The Company expects that the exchange offer will be settled (and the new notes will be issued) on May 20, 2014.
In the event that the exchange offer is completed, among other differences, the new notes will be scheduled to amortize at a slower rate and have a later legal final repayment date than (but the same anticipated repayment date as) the existing notes for which they are exchanged, and the new notes will not be insured by third party financial guaranty insurance. Spirit Realty Capital expects that the new notes will be rated at least “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), which is higher than the current ratings from S&P on the existing notes.  Additionally, the transaction documents governing the new notes will provide, in certain respects, additional flexibility in the permitted types and concentrations of real estate assets securing the new notes relative to the transaction documents governing the existing notes.
The exchange offer and the issuance of the new notes have not been and will not be registered with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. The exchange offer will only be made, and the new notes are only being offered and will only be issued, to holders of existing notes (i) in the United States, that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act (each, a “QIB”) and (ii) outside the United States, that are persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.
At-the-Market Common Stock Program
On April 15, 2014, Spirit Realty Capital filed with the SEC a prospectus supplement in connection with the commencement of a “continuous equity offering” under which Spirit Realty Capital may sell up to an aggregate of $350 million of its common stock from time to time in “at the market” offerings. Spirit Realty Capital sold 1,574,320 shares prior to April 24, 2014 under the program, raising proceeds of approximately $16.6 million (net of $0.3 million in sales agent compensation).
2014 Estimates
Spirit Realty Capital affirms its previously announced 2014 AFFO guidance in the range of $0.77 to $0.82 per share. This AFFO guidance equates to net income (excluding non-recurring items that are not reflective of ongoing operations) of $0.09 to $0.14 per share plus $0.66 per share of expected real estate depreciation and amortization plus approximately $0.02 per share related to non-cash items and real estate transaction costs.
Conference Call
Spirit Realty Capital will hold a conference call and webcast to discuss its first quarter 2014 results on May 8, 2014 at 5:00 p.m. (Eastern Time). The call can be accessed live over the phone by dialing 866-271-6130 (toll-free domestic) or 617-213-8894 (international); passcode: 87231368. A live webcast of the conference call will be available on the Investor Relations section of Spirit Realty Capital’s website at www.spiritrealty.com. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at 888-286-8010 (toll-free domestic) or 617-801-6888 (international); passcode: 18706613. The webcast will be archived on Spirit Realty Capital’s website for 30 days after the call.

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About Spirit Realty Capital
Spirit Realty Capital was formed in 2003 to invest in single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. Spirit Realty Capital completed its initial public offering in September 2012 and trades under the symbol “SRC” on the New York Stock Exchange. Spirit Realty Capital has an estimated enterprise value of $7.9 billion comprising a diverse portfolio of 2,287 properties across 48 states as of March 31, 2014. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

Forward-Looking and Cautionary Statements
Statements contained in this press release that are not strictly historical are forward-looking statements, which should be regarded solely as reflections of our current operating plans and estimates. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, risks associated with using debt to fund the company’s business activities, including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the real estate markets, risks related to the merger and our ability to integrate the portfolios, disruption from the merger making it more difficult to maintain business and operational relationships, unknown liabilities acquired in connection with the acquired properties, portfolios of properties, or interests in real-estate related entities, and other risk factors discussed in Spirit Realty Capital’s Annual Report on Form 10-K for the year ended December 31, 2013 and other documents as filed by Spirit Realty Capital with the SEC from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and Spirit Realty Capital assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made, except as required by law.
Non-GAAP Financial Measures
FFO, AFFO, and FAD
We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) computed in accordance with GAAP, excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) on the disposition of assets. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions or service indebtedness.

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FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. A reconciliation of net income (loss) computed in accordance with GAAP to FFO is included in the financial information accompanying this release.
Adjusted FFO (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. It adjusts FFO to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income in accordance with GAAP. Our computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of net income (loss) computed in accordance with GAAP to AFFO is included in the financial information accompanying this release.
Funds Available for Distribution (“FAD”) is a measure of a REIT's ability to generate cash and to distribute dividends to its stockholders. It reduces AFFO by deducting normalized recurring expenditures that are capitalized by the REIT and then amortized, but which are necessary to maintain a REIT's properties and its revenue stream. Our calculation of FAD may differ from the methodology applied by other equity REITs, and, therefore, may not be comparable to such other REIT’s. FAD is a supplemental non-GAAP financial measure and should not be used as a measure of our liquidity or as a substitute for cash flow from operating activities computed in accordance with GAAP. A reconciliation of net income (loss) computed in accordance with GAAP to FAD is included in the financial information accompanying this release.
Adjusted EBITDA and Annualized Adjusted EBITDA
Adjusted EBITDA represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income (loss) for merger costs, real estate acquisition costs, impairment losses, gains/losses from the disposition of real estate and debt transactions and other items that are not considered to be indicative of our on-going operating performance. We exclude these items as they are not key drivers in our investment decision making process. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which may cause short-term fluctuations in net income, but are not indicative of overall long-term operating performance, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income that is computed in accordance with GAAP, they should not be considered alternatives to net income or as an indicator of financial performance.
Annualized Adjusted EBITDA is calculated by multiplying Adjusted EBITDA for the quarter by four. Our computation of Adjusted EBITDA and Annualized Adjusted EBITDA may differ from the methodology used by other equity REITs to calculate these measures, and, therefore, may not be comparable to such other REITs. A reconciliation of net income (loss) computed in accordance with GAAP to EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA is included in the financial information accompanying this release.
Adjusted Debt and Leverage
Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to include preferred stock and exclude unamortized debt discount, as further reduced for cash and cash equivalents and cash collateral deposits retained by lenders. We believe that including preferred stock in Adjusted Debt is appropriate because it is an equity security that has properties of a debt instrument not possessed by common stock. Additionally, by excluding unamortized debt discount, cash and cash equivalents, and cash collateral deposits retained by lenders, the result provides an estimate of the contractual amount of borrowed capital to be repaid which we believe is a beneficial disclosure to investors.
Leverage is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments. We calculate Leverage by dividing Adjusted Debt by Annualized Adjusted EBITDA. The utility of Leverage should be considered as a supplemental measure of the level of risk that stockholder value may be exposed to. Our computation of Leverage may differ from the methodology used by other equity

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REITs, and, therefore, may not be comparable to such other REITs. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the financial information accompanying this release.

Initial Cash Yield
We calculate initial cash yield from properties by dividing the annualized first month base rent (excluding any future rent escalations provided for in the lease) by the gross acquisition cost of the related properties.   Gross acquisition cost for an acquired property includes the contracted purchase price and any related capitalized costs.      Initial cash yield is a measure (expressed as a percentage) of the base rent expected to be earned on an acquired property in the first year.    Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, initial cash yield does not represent the annualized investment rate of return of our acquired properties.    Additionally, actual base rent earned from the properties acquired may differ from the initial cash yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013.

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SPIRIT REALTY CAPITAL, INC.
Consolidated Statements of Operations
Unaudited
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rentals	$137,479	$69,776
Interest income on loans receivable	1,837	1,113
Earned income from direct financing leases	846	—
Tenant reimbursement income	3,319	—
Interest income and other	491	79
Total revenues	143,972	70,968
Expenses:
General and administrative	11,067	6,968
Merger costs	—	6,537
Property costs	5,282	940
Real estate acquisition costs	1,281	89
Interest	54,399	36,439
Depreciation and amortization	60,549	26,939
Impairments	1,707	—
Total expenses	134,285	77,912
Income (loss) from continuing operations before income tax expense	9,687	(6,944)
Income tax expense	217	74
Income (loss) from continuing operations	9,470	(7,018)
Discontinued operations:
Income (loss) from discontinued operations	3,054	(1,494)
(Loss) gain on dispositions of assets	(7)	180
Income (loss) from discontinued operations	3,047	(1,314)
Income (loss) before gain on dispositions of assets	12,517	(8,332)
Gain on dispositions of assets	1,722	—
Net income (loss)	$14,239	$(8,332)
Net income (loss) per share of common stock—basic and diluted:
Continuing operations	$0.03	$(0.04)
Discontinued operations	0.01	(0.01)
Net income (loss) per share	$0.04	$(0.05)
Weighted average common shares outstanding:
Basic	368,684,942	159,421,377
Diluted	369,387,638	159,421,377

Dividends declared per common share issued	$0.16625	$0.16406

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SPIRIT REALTY CAPITAL, INC.
Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Investments:
Real estate investments:
Land and improvements	$2,378,716	$2,330,510
Buildings and improvements	4,280,895	4,188,783
Total real estate investments	6,659,611	6,519,293
Less: accumulated depreciation	(636,748)	(590,067)
	6,022,863	5,929,226
Loans receivable, net	115,846	117,721
Intangible lease assets, net	613,162	618,121
Real estate assets under direct financing leases, net	56,803	58,760
Real estate assets held for sale, net	25,087	19,611
Net investments	6,833,761	6,743,439
Cash and cash equivalents	29,984	66,588
Deferred costs and other assets, net	120,229	129,597
Goodwill	291,421	291,421
Total assets	$7,275,395	$7,231,045
Liabilities and stockholders’ equity
Liabilities:
Revolving credit facilities, net	$135,606	$35,120
Mortgages and notes payable, net	3,738,053	3,743,098
Intangible lease liabilities, net	219,877	220,114
Accounts payable, accrued expenses and other liabilities	108,902	114,679
Total liabilities	4,202,438	4,113,011
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 370,949,721 issued shares; 370,732,369 outstanding shares at March 31, 2014 and 370,570,565 shares issued; 370,363,803 outstanding at December 31, 2013	3,710	3,706
Capital in excess of par value	3,862,454	3,859,823
Accumulated deficit	(790,444)	(742,915)
Accumulated other comprehensive loss	(717)	(638)
Treasury stock, at cost	(2,046)	(1,942)
Total stockholders’ equity	3,072,957	3,118,034
Total liabilities and stockholders’ equity	$7,275,395	$7,231,045

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SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
Unaudited
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2014	2013

Net income (loss)	$14,239	$(8,332)
Add/(less):
Portfolio depreciation and amortization
Continuing operations	60,455	26,912
Discontinued operations	—	1,377
Portfolio impairments
Continuing operations	1,707	—
Discontinued operations	—	2,103
Realized gain on sales of real estate	(1,715)	(180)
Total adjustments	60,447	30,212

FFO	$74,686	$21,880
Add/(less):
Cole II merger related costs	—	10,152
Master Trust Notes exchange costs	17	—
Real estate acquisition costs	1,281	89
Non-cash interest expense	76	3,247
Non-cash revenues	(3,962)	(521)
Non-cash compensation expense	2,452	1,772
Total adjustments to FFO	(136)	14,739

AFFO	$74,550	$36,619
Less:
Capitalized portfolio maintenance expenditures	(205)	(249)
FAD	$74,345	$36,370

Dividends declared to common stockholders	$61,634	26,510
Dividends declared as percent of FAD	83%	73%
Net income (loss) per share
Basic and Diluted (a)	$0.04	$(0.05)

FFO per share of common stock
Diluted (a)	$0.20	$0.14
AFFO per share of common stock
Diluted (a)	$0.20	$0.23
Weighted average shares of common stock outstanding:
Basic	368,684,942	159,421,377
Diluted	369,387,638	159,421,377

(a) Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.

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SPIRIT REALTY CAPITAL, INC.
Reconciliation of Non-GAAP Financial Measures
Unaudited
(In Thousands, Except Share and Per Share Data)

	March 31, 2014	March 31, 2013
Revolving credit facilities, net	$135,606	$11,400
Mortgages and notes payable, net	3,738,053	1,910,952
	3,873,659	1,922,352
Add/(less):
Preferred stock	—	—
Unamortized debt discount/(premium)	(740)	54,250
Cash and cash equivalents	(29,984)	(55,355)
Cash collateral deposits for the benefit of lenders classified as other assets	(21,865)	(8,805)
Total adjustments	(52,589)	(9,910)
Adjusted Debt	$3,821,070	$1,912,442

	Quarter Ended
	March 31, 2014	March 31, 2013

Net income (loss) attributable to common stockholders	$14,239	$(8,332)
Add/(less) (a):
Interest	54,399	36,633
Depreciation and amortization	60,549	28,316
Income tax expense	217	74
Total adjustments	115,165	65,023
EBITDA	$129,404	$56,691
Add/(less) (a):
Cole II merger related costs in EBITDA	—	10,152
Master Trust Notes exchange costs	17	—
Real estate acquisition costs	1,281	89
Impairments	1,707	2,103
Gains on dispositions of assets	(1,715)	(180)
Total adjustments to EBITDA	1,290	12,164
Adjusted EBITDA	$130,694	$68,855
Annualized Adjusted EBITDA (b)	$522,776	$275,420

Leverage (Adjusted Debt / Annualized Adjusted EBITDA)	7.3	6.9

(a) Adjustments include all amounts charged to continuing and discontinued operations.
(b) Adjusted EBITDA multiplied by 4.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio

Diversification By Industry
The following table sets forth information regarding the diversification of our owned real estate properties among different industries as of March 31, 2014:

Industry	Number of Properties	Percent of Total Rent (1)
Specialty Retail	194	18.5%
General and discount retail	237	18.2
Restaurants - Quick Service	657	9.7
Drug Stores	134	7.5
Restaurants - Casual Dining	207	7.4
Automotive dealers, parts and service	143	5.3
Convenience Stores/car washes	158	4.5
Movie Theaters	25	4.2
Building material suppliers	110	3.6
Medical/other office	83	3.4
Industrial	29	3.1
Educational	33	2.9
Health clubs/gyms	18	2.3
Home Improvement	11	2.2
Supermarkets	39	2.1
Distribution	44	2.0
Recreational Facilities	8	1.4
Air Delivery & Freight Services	9	1.2
Interstate travel plazas	3	0.5
Total	2,142	100%

(1) Total rental revenue for the quarter ended March 31, 2014.

Diversification By Asset Type
The following table sets forth information regarding the diversification of our owned real estate properties among different asset types as of March 31, 2014:

Asset Type	Number of Properties	Percent of Total Revenue (1)
Retail	1,973	85.6%
Industrial	80	9.0
Office	89	5.4
Total	2,142	100.0%

(1) Total rental revenue for the quarter ended March 31, 2014.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio

Diversification By Tenant
The following table lists the top 10 tenants of our owned real estate properties as of March 31, 2014:

Tenant (2)	Number of Properties	Percent of Total Revenue (1)
Shopko Stores/Pamida Operating Co., LLC	181	14.0%
Walgreen Company	69	4.1
84 Properties, LLC	109	3.3
Cajun Global LLC (Church's Chicken)	201	2.5
Academy Sports + Outdoors	9	2.2
Alimentation Couche-Tard, Inc. (Circle K)	83	2.1
CVS Caremark	37	1.7
CarMax, Inc.	9	1.4
Carmike Cinemas, Inc.	12	1.4
Rite Aid Corp	30	1.3
Other	1,402	66.0
Total	2,142	100.0%

(1) Total revenue for the quarter ended March 31, 2014.
(2) Tenants represent legal entities with whom we have lease agreements. Other tenants may operate certain of the same business concepts set forth above, but represent separate legal entities.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio

Diversification By Geography
The following table sets forth information regarding the geographic diversification of our owned real estate properties as of March 31, 2014:

State	Number of Properties	Percent of Total Rent (1)
Texas	266	12.5%
Illinois	125	6.5
Wisconsin	63	5.9
Georgia	154	5.0
Florida	116	4.5
Ohio	122	4.4
Arizona	49	2.9
Minnesota	48	2.9
Tennessee	111	2.9
Michigan	48	2.8
Indiana	72	2.8
North Carolina	64	2.7
Missouri	66	2.7
Alabama	100	2.7
Nebraska	21	2.6
South Carolina	45	2.6
California	15	2.4
Pennsylvania	64	2.4
Virginia	46	2.2
Kansas	28	1.9
Colorado	26	1.6
Utah	15	1.6
Idaho	15	1.6
New York	44	1.5
Oklahoma	47	1.5
Massachusetts	8	1.5
Nevada	4	1.4
Kentucky	44	1.3
Iowa	37	1.3
New Hampshire	17	1.0
Washington	13	1.0
Louisiana	30	1.0
New Mexico	24	*
Oregon	8	*
South Dakota	11	*
New Jersey	13	*
Mississippi	29	*
Maryland	22	*
Montana	7	*
West Virginia	26	*

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio

State	Number of Properties	Percent of Total Rent (1)
Arkansas	28	*
North Dakota	5	*
Maine	26	*
Rhode Island	4	*
Wyoming	8	*
Delaware	3	*
Vermont	3	*
Virgin Islands	1	*
Connecticut	1	*
Total	2,142	100.0%

* Less than 1%
(1) Total rental revenue for the quarter ended March 31, 2014.

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SPIRIT REALTY CAPITAL, INC.
Real Estate Portfolio

Lease Expirations
The following table sets forth a summary schedule of lease expirations for leases in place as of March 31, 2014. As of March 31, 2014, the weighted average remaining non-cancelable initial term of our leases (based on annualized rental revenue) was 10.2 years. The information set forth in the table assumes that tenants exercise no renewal options and all early termination rights:

Leases Expiring In:	Number of Properties	Expiring Annual Rent (in thousands) (1)	Percent of Total Expiring Annual Rent
Remainder of 2014	65	$12,734	2.3%
2015	33	11,588	2.1
2016	47	22,516	4.1
2017	64	19,752	3.6
2018	76	24,389	4.4
2019	71	20,161	3.6
2020	101	31,310	5.7
2021	189	41,708	7.5
2022	100	22,132	4.0
2023	92	37,309	6.7
2024 and thereafter	1,280	309,543	56.0
Vacant	24	—	—
Total owned properties	2,142	$553,142	100.0%

(1) Total rental revenue for the quarter ended March 31, 2014 multiplied by four.

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